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                                  Exhibit 10.11


                                 GENE LOGIC INC.
                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of July 15, 1997, by and among (i) GENE LOGIC INC., a Delaware corporation (the "Company"), (ii) holders of the Company's Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock (such holders are listed on Exhibit A attached hereto and are referred to herein individually as a "Previous Investor" and collectively as "Previous Investors") and (iii) the Purchasers listed on Exhibit A of that certain Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") and Exhibit B hereto (the "Purchasers"). Each of the Previous Investors and the Purchasers are referred to herein as an "Investor," collectively they are referred to as the "Investors."

      This Agreement supersedes, amends and restates in its entirety that certain Registration Rights Agreement dated as of April 2, 1996 and amended October 21, 1996, by and among the Company and the Investors defined therein (the "Previous Registration Rights Agreement").

      This Agreement supersedes, amends and restates Articles V and VI of the certain Preferred Stock Purchase Agreement dated as of April 2, 1996 and amended October 21, 1996, by and among the Company and the Preferred Stockholders defined therein (the "Series B Purchase Agreement").

      WHEREAS, the Company proposes to issue and sell up to an aggregate 4,444,444 shares of its Series C Preferred Stock pursuant to the Purchase Agreement (the "Financing");

      WHEREAS, as a condition to entering into the Purchase Agreement, the Purchasers have requested that the Company extend to them registration rights and certain other rights and covenants as set forth herein;

      WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and to induce the Purchasers to invest funds in the Company, the Company and the Previous Investors have agreed to enter into this Agreement in order to (i) supersede, amend and restate the Previous Registration Rights Agreement and (ii) supersede, amend and restate Article V and Article VI of the Series B Purchase Agreement so that this Agreement is the sole agreement with respect to the obligations and rights contained herein;

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      WHEREAS, Section 13(d) of the Previous Registration Rights Agreement
provides that such agreement may be amended with the written consent of the Company and the holders of at least a majority of the outstanding shares of Registrable Securities (as defined in the Previous Registration Rights Agreement);

      WHEREAS, Section 8.3 of the Series B Purchase Agreement provides that
Article V of such agreement may be amended and any of its restrictions or provisions may be waived by the consent of the Company and the holders of (i) a majority of shares of Common Stock issued or issuable upon conversion of the Company's Series B Preferred Stock, (ii) a majority of shares of Common Stock issued or issuable upon conversion of the Company's Series A Preferred Stock, and (iii) a majority of shares of Common Stock issued or issuable upon conversion of the Company's Series A-1 Preferred Stock; and

      WHEREAS, Section 8.3 of the Series B Purchase Agreement provides that
Article VI of such agreement may be amended and any of its restrictions or provisions may be waived by the consent of the Company and of holders of not less than a majority of shares of Common Stock issued or issuable upon conversion of the Company's Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock;

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereby agree that the Previous Registration Rights Agreement and Articles V and VI of the Series B Purchase Agreement are amended and restated in their entirety to read as set forth above and as follows:

1. GENERAL

      1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commission" shall mean the Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act.

      "Common Stock" shall mean (i) the common stock, $0.01 par value per Stock, of the Company; (ii) any other capital stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be


                                       2.

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converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than in connection with the sale by such Person of products or services in the ordinary course of business) by such Person to, and any guarantee or other contingent liability with respect to the capital stock, indebtedness or other obligations of, and any contributions to the capital of, any other Person, as well as any ownership, purchase or other acquisitions by such Person of any interest in any capital stock or other securities of any such other Person as well as any transfer or sale (other than in connection with the sale by such Person of products or services in the ordinary course of business) of property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher.

      "Lien" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a lease, mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment of bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, any Person shall be deemed to be the owner of the leasehold or other interest in any property which it has acquired or holds subject to a lease and the owner of any property which it has acquired or holds subject to a conditional sale agreement or other similar arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

      "Permitted Liens" shall mean:

            (a) for taxes, assessments or governmental charges or levies on property of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;


                                       3.

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            (b) imposed by law, such as carriers, warehousemen's and mechanics'
Liens and other similar Liens arising in the ordinary course of business;

            (c) arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            (d) in the nature of zoning restriction, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

            (e) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

            (f) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

            (g) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented; and

            (h) any lien created in connection with an equipment financing transaction.

      "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a governmental and any agency or political subdivision thereof, or any other entity.

      "Preferred Stock" shall mean (i) the Series A Preferred Stock, (ii) the Series A-1 Preferred Stock, (iii) the Series B Preferred Stock and (iv) the Series C Preferred Stock.

      The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement, or, as the context may require, under the Exchange Act or applicable state securities laws.

      "Registrable Securities" shall mean (i) the Preferred Stock, (ii) shares of Common Stock or other securities issued or issuable pursuant to the conversion of the Preferred Stock, (iii) shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants and (iv) any shares of Common Stock or other securities issued in respect of securities issued pursuant to the conversion of the Preferred Stock or the exercise of the Warrants upon any stock split, stock dividend,


                                       4.

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recapitalization, reorganization, merger, consolidation, sale of assets or similar event, excluding in any event securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable shares, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Preferred Stock and exercise of the Warrants even if such conversion or exercise has not been effected.

      "Registration Expenses" shall mean the expenses so described in Section
2.7.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Selling Expenses" shall mean the expenses so described in Section 2.7.

      "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity.

      "Warrants" shall mean the (i) warrants for the purchase (subject to adjustment as provided therein) of up to an aggregate of 50,000 shares of Common Stock, issued to the holders of the Series A-1 Preferred Stock, and (ii) warrants for the purchase (subject to adjustment as provided therein) of up to an aggregate of 52,272 shares of Series B Preferred Stock, issued in connection with equipment financing transactions.

2. RESTRICTIONS ON TRANSFER; REGISTRATION

      2.1 Restrictive Legend. Each certificate representing Registrable Securities shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the


                                       5.

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            holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required."

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if there is an effective registration statement covering the securities represented by such certificate or, with such request, the Company shall have received either the opinion referred to in
Section 2.2(a) or the "no-action" letter referred to in Section 2.2(b).

      2.2 Notice of Proposed Transfer. Prior to any proposed sale, pledge, hypothecation or other transfer of any Registrable Securities (other than under the circumstances described in Section 2.3, 2.4 or 2.5 and other than pursuant to that certain Stock Repurchase Agreement, dated April 2, 1996, by and between the Company and the State of Maryland, Department of Business and Economic Development), the holder thereof shall give written notice to the Company of its intention to effect such sale, pledge, hypothecation or other transfer. Each such notice shall describe the manner of the proposed sale, pledge, hypothecation or other transfer and, if requested by the Company (it being understood that if such transfer is intended to be in accordance with the provisions of Rule 144, the Company shall not require an opinion of counsel), shall be accompanied by either (a) an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed sale, pledge, hypothecation or other transfer may be effected without registration under the Securities Act or
(b) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a distribution to one or more partners of the transferor (in the case of a transferor that is a partnership) or to a stockholder (in the case of a transferor that is a corporation) in each case in respect of the beneficial interest of such partner or stockholder. Each certificate for Registrable Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.1, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel or "no-action" letter referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act or that such legend is not required to establish compliance with any provisions of the Securities Act. Notwithstanding any other provision hereof, the restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legend prescribed by Section 2.1 in accordance with the provisions of that Section. If the Company does not accept an


                                       6.

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opinion of counsel required hereby signed by the original holder's general counsel (it being agreed that an opinion of Brobeck, Phleger & Harrison shall be considered satisfactory), the Company will pay the reasonable fees and disbursements of other counsel in connection with all opinions rendered by them pursuant to this Section 2.2.

      2.3 Required Registration.

            (a) At any time after the earlier of (i) March 31, 1998, or (ii) three months after any registration statement covering the initial public offering of securities of the Company under the Securities Act shall have become effective (an "Initial Public Offering"), the holders of Registrable Securities constituting at least 25% of the total shares of Registrable Securities then outstanding may request the Company to register for sale under the Securities Act all or any portion of the shares of Registrable Securities held by such requesting holder or holders for sale in the manner specified in such notice. Notwithstanding any other provision of this Section 2.3, the Company shall not be obligated to register any Preferred Stock or Warrants for sale pursuant to any such registration.

            (b) Following receipt of any notice under this Section 2.3, the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and such holders shall then be entitled within thirty (30) days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their shares of Registrable Securities. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the receipt of such notice by such holders). The Company shall be obligated to register the Registrable Securities pursuant to this Section 2.3 on two (2) occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Securities specified in notices received as aforesaid (except to the extent reduced (but not by more than 10%) by the managing underwriter, if any, pursuant to subsection 2.3(d)), for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2.3 after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering and prior to the later to occur of the completion of the period of distribution for such offering or 120 days after the effective date of such registration statement.


                                       7.

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            (c) If the holders requesting such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to registration pursuant to this Section 2.3 shall be conditioned upon such holder's agreeing to participate in such underwriting and to permit inclusion of such holder's Registrable Securities in the underwriting. If such method of disposition is an underwritten public offering, the holders of at least a majority in interest of the shares of Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

            (d) A registration statement filed pursuant to this Section 2.3 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for its own account, (ii) shares of Common Stock held by officers or directors of the Company and (iii) shares of Common Stock held by Persons who by virtue of agreements with the Company in compliance with the provisions of
Section 5.6 hereof are entitled to include such shares in such registration (the "Other Stockholders"), in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company, such officers and directors and Other Stockholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting on terms no less favorable to such officers, directors or Other Stockholders than the terms afforded the holders of Registrable Securities. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration, then the shares of Common Stock held by officers or directors (other than Registrable Securities) of the Company or by Other Stockholders (other than Registrable Securities) and shares of Common Stock to be sold by the Company for its own account shall be excluded from such registration to the extent so required by such managing underwriter, and unless the holders of such shares and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares held by the directors and officers and the Other Stockholders to the extent required by the managing underwriter, then to the shares of Common Stock of the Company to be included for its own account to the extent required by the managing underwriter. If the managing underwriter determines that marketing factors require a limitation of the number of Registrable Securities to be registered under this Section 2.3, then Registrable Securities shall be excluded in such manner that the securities to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Securities. In any event all securities to be sold other than Registrable Securities will be excluded prior


                                       8.

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to any exclusion of Registrable Securities. No Registrable Securities or any
other security excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities, officer, director or Other Stockholder who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration. Except for registration statements on Form S-4, S-8 or any comparable form or successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 2.3 until the completion of the period of distribution of the registration contemplated thereby or 120 days after the effective date of such registration, whichever is later.

      2.4 Incidental Registration. If the Company at any time (other than pursuant to Section 2.3 or Section 2.5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor to such forms or another form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to all holders of the Registrable Securities of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any or all of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Securities so registered. Notwithstanding any other provision of this Section 2.4, the Company shall not be obligated to register any Preferred Stock or Warrants for sale pursuant to any such registration. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to this
Section 2.4. In such event the right of any holder of Registrable Securities to registration pursuant to this Section 2.4 shall be conditioned upon such holder's participation in such underwriting to the extent provided herein. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the underwriter determines that marketing factors require a limitation on the number of shares to be


                                       9.

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underwritten, and (a) if such registration is the first registered offering of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than thirty percent (30%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration of any limitations on the number of shares to be underwritten, and the number of shares of securities that are entitled to be included in the registration and underwriting shall (except to the extent that such allocation would reduce the number of Registrable Securities to less than 30% of the shares included in such registration) be allocated first to Other Stockholders exercising a demand or required registration right and, if a limitation on the number of shares is required, the number of shares that may be included in the registration and underwriting shall be allocated among all holders of securities requesting registration (including the holders of Registrable Securities) in proportion, as nearly as practicable, to the respective amounts of securities owned by them. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2.4 without thereby incurring any liability to the holders of Registrable Securities. If any holder of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      2.5 Registration on Form S-3.

            (a) Subject to a limit of one (1) registration hereunder in any six
(6) month period, if at any time (i) any holder or holders of the Registrable Securities request that the Company file a registration statement on Form S-3 or any comparable or successor form thereto for a public offering of all or any portion of the shares of Registrable Securities held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would equal or exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any comparable or successor form thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any comparable or successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 2.5 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.3, including but not limited to the requirement that the Company notify all holders of Registrable


                                      10.

Securities from whom notice has not been received and provide them with the opportunity to participate in the offering (provided, however that holders shall have no more than fifteen (15) days to reply to the Company's notice in order to participate in the offering), shall apply to such registration, provided, however, that except as provided above, there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 2.5. Notwithstanding any other provision of this Section 2.5, the Company shall not be obligated to register any Preferred Stock or Warrants for sale pursuant to any such registration.

            (b) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of that Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form.

      2.6 Registration Procedures. If and whenever the Company is required by the provisions of Section 2.3, 2.4 or 2.5 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such Persons


                                      11.

reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

            (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

            (f) comply with all applicable rules and regulations under the Securities Act and Exchange Act;

            (g) immediately notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (h) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effects as reasonably may be requested by counsel for the underwriters, and executed counterparts of such opinion addressed to the sellers of Registrable Securities to the same effects as requested by counsel for the underwriters, and
(ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of


                                      12.

such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

            (i) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (j) cooperate with the selling holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two business days prior to any sale of Registrable Securities; and

            (k) permit any holder of Registrable Securities which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

            For purposes of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof, provided, however, in the case of any registration of Registrable Securities on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such 180 day-period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-


                                      13.

effective amendment, permit, in lieu of filing a post-effective amendment which
(y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

            In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with Federal and applicable state securities laws; and such sellers shall provide the Company with appropriate representations with respect to the accuracy of such information.

      2.7 Expenses.

            (a) All expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company, and fees and disbursements of one counsel selected by a majority in interest of the sellers of Registrable Securities, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses".

            (b) The Company will pay all Registration Expenses in connection with each registration statement under Section 2.3, 2.4 or 2.5; provided, that, in the event of a registration pursuant to Section 2.3 hereof which is withdrawn at the request of the Investors other than as a result of the Company's failure to perform its obligations hereunder and other than as a result of a cutback by the underwriter of such registration in the amount of Registrable Securities which may be included in such registration by more than 10%, the Investors shall pay the Registration Expenses with respect to such registration, unless the holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the holders of the Registrable Securities have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the holders of the Registrable Securities at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the holders of the Registrable


                                      14.

Securities shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.3. All Selling Expenses in connection with each registration statement under Section 2.3, 2,4 or 2.5 shall be borne by the participating sellers in proportion to the number of shares registered by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

      2.8 Indemnification and Contribution.

            (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, the Company will indemnify and hold harmless each holder of Registrable Securities, its officers, directors and partners, each underwriter of such Registrable Securities thereunder and each other Person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, partner, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or' actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any prospectus, offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Applications executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Securities) and will reimburse each such seller, and such officer, director and partner, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with


                                      15.

investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any such holder, any such underwriter or any such controlling Person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Securities, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 2.3, 2.4 or 2.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Securities covered by such


                                      16.

registration statement. Notwithstanding the foregoing, it is expressly acknowledged and agreed that in accordance with the terms of the Opinion of the Maryland Attorney General (No. 86-064) dated December 1, 1986, absent insurance or already available appropriations to fund indemnification obligations of the State of Maryland, Department of Business and Economic Development ("DBED") that may arise under this Section, any and all such obligations are conditioned upon the availability of appropriations for use by DBED at the time such indemnification obligations arise. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this paragraph (b).

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 2.8 and shall only relieve it from any liability which it may have to such indemnified party under this Section 2.8 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action. Each indemnified party shall furnish such information regarding


                                      17.

itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling Person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder of Registrable Securities will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

            (e) The indemnities and obligations provided in this Section 2.8 shall survive the transfer of any Registrable Securities by such holder.

      2.9 Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock and/or Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and/or Preferred Stock as so changed.

      2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, except as provided in paragraph (c) below, at all times after ninety (90) days after any registration statement


                                      18.

covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor rule);

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 (or any successor rule) and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

      2.11 "Market Stand-Off" Agreement. Each of the Investors agrees, severally and not jointly, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor during a period not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

            (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

            (b) all holders of Registrable Securities, Other Stockholders, officers and directors of the Company and all Persons including shares in such offering enter into similar agreements.

            The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.

      2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable


                                      19.

time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if (i) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and (ii) the transferee or assignee shall acknowledge in writing that the transferred or assigned Registrable Securities shall remain subject to this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

3. AFFIRMATIVE COVENANTS OF THE COMPANY.

      The Company covenants and agrees that so long as any Purchaser owns any Registrable Securities, it will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe the following covenants and provisions as applicable to such Subsidiary. The following provisions supersede, amend and restate in their entirety the covenants of the Company set forth in Article V of the Series B Purchase Agreement. The Previous Investors hereby consent to the amendment and restatement of such covenants and agree that the following provisions shall supersede, amend and restate in their entirety the provisions of Article V of the Series B Purchase Agreement.

      3.1 Financial Statements; Other Reports. The Company and each Subsidiary will maintain proper books of account and records in accordance with generally accepted accounting principles applied on a consistent basis, and will deliver to each Purchaser and all Investors owning at least one hundred thousand (100,000) shares of the Company's capital stock on a fully diluted basis (treating all Preferred Stock on an as converted basis, but excluding any unexercised options, warrants or purchase rights) (each, a "Rights Holder"):

            (a) as soon as available and in any event within thirty (30) days after the end of each month of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, statements of income, stockholders' equity and the related statements of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the


                                      20.

corresponding period of the preceding fiscal year and the budget for such current year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Company;

            (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related statements of income and stockholders' equity and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the budget for such current year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer of the Company;

            (c) as soon as available and in any event within thirty (30) days after the end of each quarter of each fiscal year of the Company, a certificate executed by the President, Vice President or Chief Financial Officer of the Company stating that the Company is, and has been during such quarterly accounting period, in compliance with the terms and conditions set forth in this Agreement;

            (d) as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and statements of income and stockholders' equity and of cash flows of the Company for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized standing acceptable to the Rights Holders;

            (e) promptly upon receipt thereof, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

            (f) promptly after sending, making available, or filing the same, such reports and financial statements as the Company shall send or make available to the stockholders of the Company; and

            (g) promptly after the occurrence thereof after it becomes aware of each occurrence, notice of any event which has had a material adverse effect on the business,


                                      21.

assets, properties, management, operations or financial condition of the Company or its Subsidiaries.

            Neither the foregoing provisions of this Section 3.1 nor any other provision of this Agreement shall be in limitation of any rights which an Investor may have with respect to the books and records of the Company and its Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

      3.2 Inspection and Other Information. Each Rights Holder and such agents, advisors and counsel as such Rights Holder may designate may, at its expense, visit and inspect any of the properties of the Company and each Subsidiary, examine the books of account of the Company and each Subsidiary, take extracts therefrom and discuss the affairs, finances and accounts of the Company and each Subsidiary with its officers and employees and public accountants (and by this provision the Company and each Subsidiary, hereby authorizes said accountants to discuss with such Rights Holder and such Persons its finances and accounts), at reasonable times with reasonable prior notice during normal business hours and provided that any person conducting such inspection sign the Company's standard form of confidentiality agreement. All such visits and inspections shall be conducted in a manner which will not unreasonably interfere with the normal business operations of the Company and each Subsidiary. The Company and each Subsidiary will furnish to each such Rights Holder such other information as it from time to time may reasonably request.

      3.3 Independent Accountants. The Company will retain independent public accountants of recognized national standing approved by the Company's Board of Directors (including a majority of the Preferred Stock Directors) who shall certify the Company's consolidated financial statements at the end of each fiscal year. In the event the services of the independent public accountants, so selected, or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter notify the Rights Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Rights Holders a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another such firm of independent public accountants. In its notice to the Rights Holders, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof.

      3.4 Maintenance of Insurance. The Company and each Subsidiary will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in


                                      22.

which the Company operates, including, without limitation, directors' and officers' liability insurance.

      3.5 Maintenance of Key-Person Life Insurance. The Company will maintain, with a financially sound and reputable insurance company or association, life insurance policies on the life of each of the President and Chief Executive Officer and each Senior Vice President in the face amounts of at least $2,000,000, with the proceeds thereof to be payable to the order of the Company. The Company will not cause or permit any assignment of the proceeds of any such policy or change in beneficiary, and will not borrow against any such policy.

      3.6 Preservation of Corporate Existence. The Company and each Subsidiary will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties. The Company and each Subsidiary shall preserve and maintain all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

      3.7 Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could have a material adverse effect on its business or condition, financial or otherwise, including without limitation, in a manner such that the representation and warranty set forth in 2.5(c) of the Purchase Agreement shall remain true and accurate.

      3.8 Compensation. The Company and each Subsidiary shall pay to its management compensation which is not in excess of compensation customarily paid to management in companies of similar size, of similar maturity, and in similar business and all management compensation and all policies relating thereto, shall be approved in advance by the Compensation Committee of the Board of Directors (including a majority of the Preferred Stock Directors).

      3.9 New Developments. The Company and each Subsidiary will cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by their officers, employees or consultants to be documented in accordance with appropriate professional standards, cause all officers, employees and consultants to execute appropriate patent and copyright assignment agreements to the Company and such Subsidiary, as the case may be, and, where possible and appropriate, cause all officers, employees and consultants to file and execute United States and foreign patent or


                                      23.

copyright applications relating to and protecting such developments on behalf of the Company or such Subsidiary.

      3.10 Agreements of Officers and Employees. The Company and each Subsidiary will cause each officer, employee and consultant now or hereafter employed to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement, or as otherwise approved by the Board of Directors of the Company.

      3.11 Bylaws; Meetings and Indemnification. The Company shall cause its Bylaws to provide that, unless otherwise required by the laws of the jurisdiction of its incorporation (i) any one director or (ii) any holder or holders of at least ten percent (10%) of the outstanding shares of the Company, treating all Preferred Stock on an as converted basis, shall have the right to call a special meeting of the Board of Directors or stockholders, respectively. The Company shall at all times maintain provisions in its Bylaws or charter indemnifying all directors against liability and providing for the advancement of expenses to the maximum extent permitted under the laws of the jurisdiction of its incorporation.

      3.12 Meetings of Directors and Committees; Expenses of Directors. The Company shall hold meetings of the Company's Board of Directors not less frequently than six times during any calendar year. The Company shall promptly reimburse in full each director of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof or in connection with any special project.

      3.13 Rule 144A Information. The Company covenants and agrees that, at all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide in written form (as promptly as practicable and in any event within fifteen (15) business days), upon the written request of any Rights Holder or a prospective buyer of shares of Preferred Stock or shares issuable upon conversion thereof from any Rights Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company further covenants, upon written request, to cooperate with and assist any Rights Holder or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkage ("PORTAL") in applying to designate and thereafter maintain the eligibility of the shares of Preferred Stock or shares issuable upon conversion thereof for trading through PORTAL. The Company's obligations under this Section 3.13 shall at all times be contingent upon the relevant Rights Holders obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard


                                      24.

the Rule 144A Information from disclosure to anyone other than a Person who will assist such purchaser in evaluating the purchase of such securities.

      3.14 Stock Plan. The Company has reserved an aggregate of Two Million (2,000,000) shares of Common Stock or such additional number of shares of Common Stock as authorized by the Board of Directors (including the Preferred Stock Directors) for issuance to employees, directors, officers and consultants of the Company pursuant to the Stock Plan. All options to be granted (or stock issued directly) under the Stock Plan or otherwise shall vest and become exercisable in equal annual installments over a four year period and be subject to a right of refusal of the Company, unless otherwise approved by the Compensation Committee of the Board of Directors.

      3.15 Prompt Payment of Taxes, Etc. The Company and each Subsidiary will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and each Subsidiary will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company and each Subsidiary will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company and each Subsidiary.

      3.16 Maintenance of Properties and Leases. The Company will keep its properties and those of its Subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company or such Subsidiary.

      3.17 Availability of Common Stock. The Company will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding shares of Preferred Stock.


                                      25.

      3.18 Notice of Record Dates. In the event of any taking by the Company of a record of the holders of any class of securities (other than the Preferred Stock) for the purpose of determining the holders thereof who are entitled to receive any dividend or other Distribution (defined below), the Company shall mail to each Rights Holder at least ten (10) days prior to such record date, specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or Distribution.

      3.19 Right of First Refusal. The Company and each employee or officer of the Company who hereafter acquires shares of the Company's capital stock from the Company, or any option or right to acquire shares of the Company's capital stock from the Company, shall enter into (if they have not already done so) an agreement in such form as approved by the Board of Directors which agreement shall provide the Company with a right of first refusal to purchase all or a portion of such shares in the event such employee or officer of the Company desires to sell such shares.

      3.20 Investments. The Company and its Subsidiaries shall not make or permit to remain outstanding any Investments unless such Investments are approved by the Board of Directors.

      3.21 Termination of Affirmative Covenants. The covenants set forth in this
Section 3 shall be of no further force or effect upon the consummation of an Initial Public Offering.

4. NEGATIVE COVENANTS.

      Without limiting any other covenants or provisions hereof, the Company covenants and agrees that it will comply with and observe the following negative covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, if and when such Subsidiary exists, and will not without the written consent or written waiver of the holders of at least 66 2/3 % of the outstanding shares of Preferred Stock, do any of the actions set forth in the following covenants and provisions. The following provisions supersede, amend and restate in their entirety the covenants of the Company set forth in Article VI of the Series B Purchase Agreement. The Previous Investors hereby consent to the amendment and restatement of such covenants and agree that the following provisions shall supersede, amend and restate in their entirety the provisions of Article VI of the Series B Purchase Agreement.

      4.1 Liens. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any lien of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except Permitted Liens.


                                      26.

      4.2 Change in Business; Merger and Sale of Assets. The Company will not permit any change in the nature of the business of the Company or any Subsidiary or merge or consolidate with any other Person or sell, assign, lease or otherwise dispose of substantially all of its assets, in one transaction or in a series of transactions.

      4.3 Distributions; Section 305. Neither the Company nor any Subsidiary will purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders (such transactions being hereinafter referred to as "Distributions"), and neither the Company nor any Subsidiary shall declare or pay any dividends or make any distribution of assets to its stockholders as such, except for (i) dividends on the Preferred Stock paid out of earnings; (ii) repurchases from employees, directors, officers or consultants at the original purchase price of the shares pursuant to stock repurchase agreements and similar vesting agreements approved by the Board of Directors; (iii) to the Company; and (iv) repurchases pursuant to that certain Stock Repurchase Agreement, dated as of April 2, 1996, by and between the Company and the State of Maryland/Department of Business and Economic Development. The Company shall not enter into any transaction which would result in a dividend on Preferred Stock under Section 305 of the Code (or any successor provision) other than dividends accruing pursuant to the Certificate of Incorporation, as amended and restated from time to time.

      4.4 Dealings with Affiliates. Except for existing agreements identified in
Schedule 2.21 to the Purchase Agreement, neither the Company nor any Subsidiary will enter into any transaction or agreement other than indemnification and employment transactions in the ordinary course of the Company's business with any employee, officer or director or any member of their families, or any corporation or other entity in which any one or more of such persons holds, directly or indirectly, five percent (5 %) or more of any class of capital stock, or with any other affiliate of the Company, except agreements and transactions on terms no less favorable to the Company or any Subsidiary than it would obtain in a transaction between unrelated parties, and then only if such agreements or transactions are approved by the disinterested members of the Board of Directors.

      4.5 Transfers of Technology. Neither the Company nor any Subsidiary will transfer any ownership or interest in, or material rights relating to, any of its intellectual property rights to any Person, except pursuant to licensing agreements and other transfers made in the ordinary course of business and approved by the Board of Directors.

      4.6 Restrictive Agreements Prohibited. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Purchase Agreement, the Amended and


                                      27.

Restated Stockholders Agreement or the Certificate of Incorporation, as amended and restated from time to time, provided, however, that nothing in this Section
4.5 shall prohibit any amendment of or waiver of any provision of this Agreement, the Purchase Agreement, the Amended and Restated Stockholders Agreement or the Certificate of Incorporation if such amendment or waiver is in accordance with the applicable provisions of this Agreement, such other agreements, the Certificate of Incorporation, as amended and restated from time to time, or the Delaware General Corporation Law.

      4.7 Mergers, Sale of Assets, Etc. of Subsidiaries. The Company shall not permit any Subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other Subsidiary, or (ii) merge into or sell or transfer assets to the Company.

      4.8 Maintenance of Ownership of Subsidiaries. The Company shall not sell or otherwise transfer any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary.

      4.9 Securities of Other Persons. Except as set forth on Schedule 2.2 to the Purchase Agreement neither the Company nor any Subsidiary shall purchase any stock or other securities of any Person, unless such Person is wholly-owned.

      4.10 U.S. Real Property Holding Corporation. The Company will not be a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service and upon written request, will provide to any holder of Preferred Stock a statement to the effect informing such holder whether such interest constitutes a U.S. real property interest.

      4.11 Termination of Negative Covenants. The covenants set forth in this
Section 4 shall be of no further force or effect upon the consummation of an Initial Public Offering.

5. MISCELLANEOUS.

      5.1 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective heirs, successors (including, without limitation, by sale or transfer of all or substantially all assets, merger or consolidation) and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not.


                                      28.

      5.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

            (a) if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement by and among the parties hereto dated as of the date hereof;

            (b) if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or

            (c) in any case, to such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made, provided, however, that the reports required by Section 2.10 (c) may be mailed by first-class regular mail, postage prepaid, if mailed to an address in the United States.

      5.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

      5.4 Modifications and Amendments. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the outstanding shares of Registrable Securities. Any waiver or consent hereunder shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. Notwithstanding the foregoing, Exhibit B may be amended by the Company without the consent of any holders in order


                                      29.

to reflect an additional Purchaser in accordance with Section 1.2 of the Purchase Agreement.

      5.5 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5.6 Limitation on Subsequent Registration Rights. The Company shall not grant to any third party any registration rights more favorable than, or in any way conflicting with, any of those contained herein, so long as any of the registration rights under this Agreement remains in effect, provided, in any event, (i) any grant of demand or required registration rights shall provide that the Investors have incidental or "piggyback" registration rights with respect thereto in accordance with the provisions of Section 2.4 hereof, and
(ii) such rights shall not become effective prior to the rights of the holders of Registrable Securities hereunder.

      5.7 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

      5.8 Injunctive Relief. The Company recognizes that the rights of the Investors under this Agreement are unique and, accordingly, the Investors shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Investors which may exist apart from this Agreement.

      5.9 Legal Review; Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      5.10 Heading and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.


                                      30.

      5.11 Delays or Omissions. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

      5.12 Jurisdiction And Service Of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Maryland or of the United States of America for the District of Maryland. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 5.2 hereof.

      5.13 Gender. Wherever this Agreement refers to the neuter gender such reference shall include the masculine and feminine genders as the context may require.

      5.14 New York Life Insurance Company Compliance Obligations. Nothing in this Agreement shall diminish the continuing obligations of New York Life Insurance Company to comply with applicable requirements of law that it maintain responsibility for the disposition of, and control over its admitted assets, investments and property, including (without limiting the generality of the foregoing) the provisions of Section 1411(b) of the New York Insurance Law, as amended, and as hereinafter from time to time in effect.


                                      31.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                   Very truly yours,

                                   GENE LOGIC INC.


                                   By:  /s/ Michael J. Brennan
                                        ---------------------------------------
                                        Michael J. Brennan, President and Chief
                                        Executive Officer

             Counterpart Signature Pages Beginning on the Next Page


                                      32.

                           COUNTERPART SIGNATURE PAGE

The undersigned hereby agrees to become a party to that certain Amended and Restated Investor Rights Agreement dated as of July 15, 1997 (the "Agreement") among Gene Logic Inc. (the "Company") and others. From and after the undersigned's execution and delivery and the Company's acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and shall be deemed to be an "Investor" for all purposes of the Agreement.


                                         ---------------------------------------
                                         Printed Name of Investor


                                         ---------------------------------------
                                         Signature of Investor


                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                         Date:
                                              ----------------------------------

Agreed and accepted:

GENE LOGIC INC.


By:
   -----------------------------

Title:
      --------------------------

Date:
     ---------------------------


                                      33.

                                    EXHIBIT A

                               PREVIOUS INVESTORS

Larry Abrams
24 Central Park South
New York, NY  10019

Altamira Pooled U.S. Equity Fund
250 Bloor Street West, Ste. 300
Toronto M4W 1E6
Canada
Attn:  Ian Ainsworth

Altamira Science & Technology Fund
250 Bloor Street West, Ste. 300
Toronto M4W 1E6
Canada
Attn:  Ian Ainsworth

Altamira Special Growth Fund
250 Bloor Street West, Ste. 300
Toronto M4W 1E6
Canada
Attn:  Sue Coleman

The Connecticut Future Fund L.P.
c/o Cullinane & Donnelly
265 Church St., Ste. 1004
New Haven, CT  06510-7014
Attn:  John Cullinane

Cross Atlantic Partners K/S
c/o Gorrissen & Federspiel
12 H.C. Andersens Blvd.
Copenhagen, Denmark

Cross Atlantic Partners II K/S
c/o Gorrissen & Federspiel
12 H.C. Andersens Blvd.
Copenhagen, Denmark

E.J. Financial Investments L.P.
225 East Deerpath, Ste. 250
Lake Forest, Illinois  60045
Attn:  Dr. Mahendra Shah

Evolution Partners, II
2 North LaSalle, Ste. 400
Chicago, Illinois  60606
Attn:  Fred Holobow

GIMV Investment Corporation
Karel Ooomsstraat 37
B-2018 Antwerpen
Belgium
Attn:  Patrick Van Beneden

James Ginsburg
900 Bluff Street
Glencoe, IL  60022

Steven Helms
1111 West Drummond Place
Chicago, IL  60614

New York Life Insurance Company
51 Madison Avenue
New York, NY  10010
Attn:  Richard F. Drake

OxCal Venture Fund L.P.
617 El Medio Ave.
Pacific Palisades, CA  90272
c/o Stevan Birnbaum

Oxford Bioscience Partners (Bermuda) Limited Partnership
315 Post Road West
Westport, CT  06880
Attn:  Dr. Alan G. Walton

Oxford Bioscience Partners, L.P.
315 Post Road West
Westport, CT  06880
Attn:  Dr. Alan G. Walton

Oxford Bioscience Partners (Adjunct) L.P.
315 Post Road West
Westport, CT  06880
Attn:  Dr. Alan G. Walton

Sanctus Spiritus Antilles N.V.
c/o Intertrust (Antilles) N.V.
Lanhuis Joonchi
Kaya Richard J. Beaujon 3/n
P.O. Box 837
Curacao, Netherlands Antilles
Attn:  Gregory E. Elias

State of Maryland
Dept. of Business & Economic Development, Investment Financing Group 217 E. Redwood Street, 22nd Floor
Baltimore, MD  21202

                                    EXHIBIT B

                                   PURCHASERS

Name

Altamira, Management Ltd.

Biotechvest L.P.

Cresta Limited

Cross Atlantic Partners K/S

Cross Atlantic Partners II K/S

Cross Atlantic Partners III K/S

E.J. Financial Enterprises, Inc.

Four Partners

Fruit of the Loom, Inc.

GeneChem Technologies Venture Fund L.P.

GIMV Investment Corporation

James Ginsburg

Glenbrook Capital L.P.

Goldman Sachs Group L.P.

H & Q Gene Logic Investors L.P.

Steve Helms

Niederhoffer Global Systems, S.A.

Niederhoffer Friends Partnership L.P.

Niederhoffer Intermarket Fund L.P.

New York Life Insurance Company

OxCal Venture Fund L.P.

Oxford Bioscience Partners L.P.

Oxford Bioscience Partners (Adjunct) L.P.

Oxford Bioscience Partners (Bermuda)
Limited Partnership

Pensionskassen for Vaerkstedsfunktionaerer i
Jernit

Sanctus Spiritus (Antilles) N.V.

WPG - Farber, Weber Fund, L.P.

WPG - Farber, Weber Overseas, L.P.